Exhibit 99.1

Press Release

PRGX Global, Inc. Announces Second Quarter

2016 Financial Results

ATLANTA, July 26, 2016 — PRGX Global, Inc. (Nasdaq:PRGX), a global leader in Recovery Audit and Spend Analytics services, today announced its unaudited financial results for the second quarter and six months ended June 30, 2016.

“The highlight of our second quarter results is the performance of our largest business, Retail Recovery Audit, which grew revenue by 4.4% in the Americas and 1.5% globally compared to the same period last year on a constant dollar basis. Our investments in audit acceleration and high performance technology infrastructure significantly contributed to this success and we believe we are well positioned to continue this growth into the second half of 2016,” said Ron Stewart, president and chief executive officer.

“After experiencing contracting delays in the first quarter, we also had a strong second quarter in our Adjacent Services business, growing revenue by 30% compared to the prior year on a constant dollar basis and after adjusting for the sale of our document service business in 2015,” continued Stewart.

“During the second quarter, we continued to make solid progress on our path to sustainable revenue growth with revenues essentially flat year over year on a constant dollar basis and adjusted for the sale of the document services business. We continue to invest in our European audit operations, global business development resources and emerging growth platforms as we position the company for second half and longer term revenue growth,” concluded Stewart.

Consolidated Results from Continuing Operations for the Three Months Ended June 30, 2016

Consolidated revenue from continuing operations for the second quarter of 2016 was $35.3 million compared to $37.0 million for the same period last year. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 1.8% in 2016 compared to the same period in 2015. Revenue for the Americas Recovery Audit segment in the second quarter of 2016 decreased 0.9% compared to the second quarter of 2015. On a constant dollar basis, Recovery Audit - Americas revenue increased 1.3% after excluding revenue from a large client that filed bankruptcy in 2015. Revenue for the Europe/Asia-Pacific Recovery Audit segment declined 12.6% for the second quarter of 2016 compared to the same period in 2015. On a constant dollar basis, the year over year decline in Recovery Audit – Europe/Asia - Pacific revenue was 7.5%. Revenue for the Adjacent Services segment decreased 13.3% in the second quarter of 2016 compared to the same period in 2015. On a constant dollar basis, Adjacent Services revenue increased 30.2% after excluding the document services business we sold in the third quarter of 2015.

Total cost of revenue from continuing operations for the second quarter of 2016 was $23.4 million, or 66.4% of revenue, compared to $24.1 million, or 65.2% of revenue, in the same period last year. This increase was primarily related to the Company’s costs associated with new regional senior operations leaders that were not in place in the second quarter of 2015, which were partially offset by operational cost and productivity improvements.

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SG&A expenses from continuing operations for the second quarter of 2016 were $9.6 million compared to $9.2 million in the prior year period. This increase was primarily driven by increases in compensation costs including investments associated with new sales personnel who were not in place in the second quarter of 2015, and an increase in legal and U.S. healthcare benefit costs.

Consolidated net income (loss) from continuing operations for the three months ended June 30, 2016 was essentially breakeven compared to net income of $1.8 million, or $0.07 per basic and diluted share, for the same period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the second quarter of 2016 was $3.5 million, or 9.9% of revenue, compared to Adjusted EBITDA of $6.1 million, or 16.4% of revenue, in the second quarter of 2015. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Consolidated Results from Continuing Operations for the Six Months Ended June 30, 2016

Consolidated revenue from continuing operations for the six months ended June 30, 2016 was $66.5 million compared to $70.0 million for the same period last year. On a constant dollar basis adjusted for changes in foreign exchange rates, revenue decreased by 2.2% in 2016 compared to the same period in 2015. Revenue for the Americas Recovery Audit segment for the six months ended June 30, 2016 decreased 2.3% compared to the same period in 2015. On a constant dollar basis, Recovery Audit - Americas revenue was essentially unchanged after excluding revenue from the large client that filed bankruptcy in 2015. Revenue for the Europe/Asia-Pacific Recovery Audit segment declined 6.8% for the six months ended June 30, 2016 compared to the same period in 2015. On a constant dollar basis, the decline in Recovery Audit – Europe/Asia - Pacific revenue was 2.1%. Revenue for the Adjacent Services segment decreased $1.1 million for the six months ended June 30, 2016 compared to the same period in 2015. On a constant dollar basis, Adjacent Services revenue was essentially unchanged excluding the documents service business which was sold in the third quarter of 2015.

Total cost of revenue from continuing operations for the six months ended June 30, 2016 was $45.1 million, or 67.9% of revenue, compared to $47.3 million, or 67.6% of revenue, for the same period in 2015.

SG&A expenses from continuing operations for the six months ended June 30, 2016 were $18.5 million compared to $17.1 million in the prior year period.

Consolidated net income (loss) from continuing operations for the six months ended June 30, 2016 was essentially breakeven compared to a net loss of $(0.4) million, or loss per basic and diluted share of $(0.02), for the same period in 2015.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) from continuing operations for the six months ended June 30, 2016 was $5.5 million, or 8.3% of revenue, compared to Adjusted EBITDA of $9.2 million, or 13.1% of revenue, in the 2015 period. Schedule 3 attached to this press release provides a reconciliation of net income (loss) to each of EBIT (Earnings Before Interest and Taxes), EBITDA and Adjusted EBITDA.

Cash Flow and Liquidity

Net cash provided by operating activities for the second quarter of 2016 was $0.5 million compared to $2.0 million in the second quarter of the prior year, and $5.5 million for the six months ended June 30, 2016 compared to $7.5 million in the same period in the prior year. At June 30, 2016, the Company had unrestricted cash and cash equivalents of $15.2 million, no borrowings against its $20.0 million revolving credit facility, and no bank debt outstanding.

Stock Repurchase Program

Since the February 2014 announcement of the Company’s stock repurchase program, as of June 30, 2016, the Company has repurchased 8.6 million shares, or 28.6% of its common stock outstanding on the date of the announcement. As previously announced in October 2015, the Company’s Board of Directors approved a $10 million increase (to $50 million) in the program and extended the duration of the program to December 31, 2016. The Company repurchased 0.9 million shares of its outstanding common stock for an aggregate cost of $3.6 million in the six months ended June 30, 2016. As of July 20, 2016, the Company had approximately 21.8 million shares of common stock outstanding.

Second Quarter Earnings Call

As previously announced, management will hold a conference call later this morning at 8:30 AM (Eastern time) to discuss the Company’s second quarter 2016 financial results. To access the conference call, listeners in the U.S. and Canada should dial (877) 755-7423 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial (678) 894-3069. To be admitted to the call, listeners should use passcode 45168761.

This teleconference will also be audiocast on the Internet at www.prgx.com (click on “Events & Presentations” under “Investors”). A replay of the audiocast will be available at the same location on www.prgx.com beginning approximately two hours after the conclusion of the live audiocast, extending through September 30, 2016. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from www.microsoft.com/windows/mediaplayer.

About PRGX

PRGX Global, Inc. is a global leader in Recovery Audit and Spend Analytics services. With over 1,400 employees, the Company serves clients in more than 30 countries and provides its services to 75% of the top 20 global retailers and over 20% of the top 50 companies in the Fortune 500. PRGX delivers more than $1 billion in cash flow improvement for its clients each year. The creator of the recovery audit industry more than 40 years ago, PRGX continues to innovate through technology and expanded service offerings. In addition to Recovery Audit, the Company provides Contract Compliance, Spend Analytics and Supplier Information Management services to improve clients’ financial performance and manage risk. For additional information on PRGX, please visit www.prgx.com

Forward-Looking Statements

In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s overall condition and growth prospects, the Company’s execution of its business strategy, and the Company’s investments in, and opportunities associated with, audit acceleration and its high performance technology infrastructure, European audit operations, global business development resources and emerging growth platforms. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include revenue that does not meet expectations or justify costs incurred, the Company’s ability to develop material sources of new revenue in addition to revenue from its core recovery audit services, changes in the market for the Company’s services, the Company’s ability to retain and attract qualified personnel, the Company’s ability to integrate recent and future acquisitions, uncertainty in the credit markets, the Company’s ability to maintain compliance with its financial covenants, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 15, 2016. The Company disclaims any obligation or duty to update or modify these forward-looking statements

Non-GAAP Financial Measures

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of the Company’s performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time, and that the rating agencies and a number of lenders use EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future the Company will incur expenses such as those used in calculating these measures. The Company’s presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. Schedule 3 to this press release provides a reconciliation of net income (loss) to each of EBIT, EBITDA and Adjusted EBITDA.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: PRGX Global, Inc.

CONTACT: PRGX Global, Inc.

investor-relations@prgx.com

Phone: 770-779-3011

SCHEDULE 1

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Revenue	$35,291	$36,995	$66,524	$69,980
Operating expenses:
Cost of revenue	23,431	24,111	45,077	47,278
Selling, general and administrative expenses	9,620	9,185	18,468	17,129
Depreciation of property and equipment	1,216	1,294	2,448	2,573
Amortization of intangible assets	395	754	789	1,500

Total operating expenses	34,662	35,344	66,782	68,480

Operating income (loss)	629	1,651	(258)	1,500

Foreign currency transaction (gains) losses on short-term intercompany balances	196	(416)	(811)	1,276
Interest expense (income), net	(12)	(53)	(41)	(95)
Other (income) loss	18	—	28	—

Income (loss) from continuing operations before income taxes	427	2,120	566	319

Income tax expense	460	296	664	751

Net income (loss) from continuing operations	$(33)	$1,824	$(98)	$(432)

Discontinued operations:
Income (loss) from discontinued operations	$(559)	$(727)	$(1,046)	$(1,428)
Other (income) loss	—	—	—	—
Income tax expense (benefit)	—	—	—	—

Net income (loss) from discontinued operations	(559)	(727)	(1,046)	(1,428)

Net income (loss)	$(592)	$1,097	$(1,144)	$(1,860)

Basic earnings (loss) per common share:
Basic from continuing operations	(0.00)	0.07	(0.00)	(0.02)
Basic from discontinued operations	(0.03)	(0.03)	(0.05)	(0.05)

Total basic earnings (loss) per common share	(0.03)	0.04	(0.05)	(0.07)

Diluted earnings (loss) per common share:
Diluted from continuing operations	(0.00)	0.07	(0.00)	(0.02)
Diluted from discontinued operations	(0.03)	(0.03)	(0.05)	(0.05)

Total diluted earnings (loss) per common share	(0.03)	0.04	(0.05)	(0.07)

Weighted average common shares outstanding:
Basic	21,969	26,497	22,202	26,446

Diluted	21,969	26,553	22,202	26,446

SCHEDULE 2

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$15,174	$15,122
Restricted cash	144	48
Receivables:
Contract receivables, net	25,882	28,543
Employee advances and miscellaneous receivables, net	1,675	1,740

Total receivables	27,557	30,283

Prepaid expenses and other current assets	2,911	2,323

Total current assets	45,786	47,776

Property and equipment, net	11,120	11,580
Goodwill	11,729	11,810
Intangible assets, net	5,874	6,684
Deferred income taxes	1,628	1,361
Other assets	1,283	1,180
Noncurrent assets of discontinued operations	—	—

Total assets	$77,420	$80,391

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$6,834	$5,966
Accrued payroll and related expenses	10,920	11,278
Refund liabilities and deferred revenue	8,913	7,887
Other current liabilities	39	1,004

Total current liabilities	26,706	26,135

Refund liabilities	786	752
Other long-term liabilities	1,322	1,089

Total liabilities	28,814	27,976

Shareholders’ equity:
Common stock	218	227
Additional paid-in capital	573,363	575,532
Accumulated deficit	(525,282)	(524,138)
Accumulated other comprehensive income	307	794

Total shareholders’ equity	48,606	52,415

Total liabilities and shareholders’ equity	$77,420	$80,391

SCHEDULE 3

PRGX Global, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to EBIT, EBITDA and Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
Reconciliation of net loss to EBIT, EBITDA and Adjusted EBITDA:	2016	2015	2016	2015
Net income (loss)	$(592)	$1,097	$(1,144)	$(1,860)

Income tax expense	460	296	664	751
Interest expense (income), net	(12)	(53)	(41)	(95)

EBIT	(144)	1,340	(521)	(1,204)

Depreciation of property and equipment	1,219	1,304	2,455	2,596
Amortization of intangible assets	395	754	789	1,500

EBITDA	1,470	3,398	2,723	2,892

Foreign currency transaction (gains) losses on short-term intercompany balances	196	(416)	(811)	1,276
Other Gains and Losses	18	—	28	—
Transformation severance and related expenses	557	562	1,095	708
Stock-based compensation	1,035	2,017	1,799	3,149

Adjusted EBITDA	$3,276	$5,561	$4,834	$8,025

Adjusted EBITDA from continuing operations	$3,500	$6,067	$5,537	$9,220

Adjusted EBITDA from discontinued operations	$(224)	$(506)	$(703)	$(1,195)

EBIT, EBITDA and Adjusted EBITDA are all “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating the Company’s performance over time, and that the rating agencies and a number of lenders use EBIT, EBITDA and similar measures for similar purposes. In addition, a measure similar to Adjusted EBITDA is used in the restrictive covenants contained in the Company’s secured credit facility. However, EBIT, EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In addition, in evaluating EBIT, EBITDA and Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4

PRGX Global, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net Income (loss)	$(592)	$1,097	$(1,144)	$(1,861)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,600	2,058	3,244	4,096
Stock-based compensation expense	1,026	2,017	1,799	3,149
Foreign currency transaction (gains) losses on short-term intercompany balances	196	(416)	(811)	1,276
(Increase)/Decrease in receivables	(816)	309	2,267	6,393
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	(692)	(1,729)	663	(5,162)
Other, primarily changes in assets and liabilities	(178)	(1,278)	(556)	(409)

Net cash provided by operating activities	544	2,058	5,462	7,482

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(1,115)	(1,081)	(2,138)	(2,197)

Net cash used in investing activities	(1,115)	(1,081)	(2,138)	(2,197)

Cash flows from financing activities:
Repurchase of common stock	(1,034)	(4,852)	(3,658)	(10,340)
Other, net	(95)	(229)	(11)	(235)

Net cash (used in) provided by financing activities	(1,129)	(5,081)	(3,669)	(10,575)

Effect of exchange rates on cash and cash equivalents	1,175	398	397	(763)

Net (decrease) increase in cash and cash equivalents	(525)	(3,706)	52	(6,053)

Cash and cash equivalents at beginning of period	15,699	23,388	15,122	25,735

Cash and cash equivalents at end of period	$15,174	$19,682	$15,174	$19,682

SCHEDULE 5

PRGX Global, Inc. and Subsidiaries

Results by Operating Segment *

(Amounts in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2016	2015	Change	2016	2015	Change
Revenue
Recovery Audit Services - Americas	$25,122	$25,350	$(228)	$46,689	$47,767	$(1,078)
Recovery Audit Services - Europe/Asia-Pacific	8,698	9,950	(1,252)	17,947	19,255	(1,308)
Adjacent Services	1,471	1,695	(224)	1,888	2,958	(1,070)

Total	$35,291	$36,995	$(1,704)	$66,524	$69,980	$(3,456)

Cost of revenue
Recovery Audit Services - Americas	$15,614	$15,162	$(452)	$29,938	$30,133	$195
Recovery Audit Services - Europe/Asia-Pacific	6,261	6,607	346	12,373	13,044	671
Adjacent Services	1,556	2,342	786	2,766	4,101	1,335

Total	$23,431	$24,111	$680	$45,077	$47,278	$2,201

Selling, general and administrative expenses
Recovery Audit Services - Americas	$2,171	$2,442	$271	$4,310	$3,963	$(347)
Recovery Audit Services - Europe/Asia-Pacific	1,608	1,360	(248)	3,138	2,926	(212)
Adjacent Services	216	198	(18)	336	398	62
Corporate	5,625	5,185	(440)	10,684	9,842	(842)

Total	$9,620	$9,185	$(435)	$18,468	$17,129	$(1,339)

Depreciation of property and equipment
Recovery Audit Services - Americas	$936	$979	$43	$1,928	$1,948	$20
Recovery Audit Services - Europe/Asia-Pacific	140	153	13	238	306	68
Adjacent Services	140	162	22	282	319	37

Total	$1,216	$1,294	$78	$2,448	$2,573	$125

Amortization of intangible assets
Recovery Audit Services - Americas	$373	$441	$68	$745	$882	$137
Recovery Audit Services - Europe/Asia-Pacific	—	280	280	—	553	553
Adjacent Services	22	33	11	44	65	21

Total	$395	$754	$359	$789	$1,500	$711

Operating income (loss)
Recovery Audit Services - Americas	$6,028	$6,326	$(298)	$9,768	$10,841	$(1,073)
Recovery Audit Services - Europe/Asia-Pacific	689	1,550	(861)	$2,198	$2,426	(228)
Adjacent Services	(463)	(1,040)	577	$(1,540)	$(1,925)	385
Corporate	(5,625)	(5,185)	(440)	(10,684)	(9,842)	(842)

Total	$629	$1,651	$(1,022)	$(258)	$1,500	$(1,758)

Adjusted EBITDA
Recovery Audit Services - Americas	$7,613	$7,854	$(241)	$12,861	$13,835	$(974)
Recovery Audit Services - Europe/Asia-Pacific	855	2,186	(1,331)	2,532	3,553	(1,021)
Adjacent Services	(301)	(831)	530	(1,214)	(1,511)	297
Corporate	(4,667)	(3,142)	(1,525)	(8,642)	(6,658)	(1,984)

Total	$3,500	$6,067	$(2,567)	$5,537	$9,219	$(3,682)

*	The Recovery Audit Services - Americas segment represents retail, commercial and contract compliance recovery audit services provided in the United States, Canada and Latin America. The Recovery Audit Services - Europe/Asia-Pacific segment represents retail, commercial and contract compliance recovery audit services provided in Europe, Asia and the Pacific region. The Adjacent Services segment represents spend analytics and supplier information management services.